UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 15, 2008

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On May 15, 2008, Acusphere, Inc. (the “Company”) entered into a second amendment (the “Second BSP Amendment”) to the Patent Transfer Agreement by and between the Company and Bayer Schering Pharma AG (“BSP”) dated as of May 11, 2005, as previously filed with the Securities and Exchange Commission (the “SEC”) with the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, and as amended on April 27, 2007, such amendment as previously filed with the SEC with the Company’s current report on Form 8-K as filed on May 3, 2007 (the “First BSP Amendment”).  Under the First BSP Amendment, the Company was due to make a payment of $1.0 million to BSP on or before fifteen days after May 11, 2008 and a payment of another $1.0 million to BSP on or before fifteen days after May 11, 2009.  The Second BSP Amendment provides that, in lieu of these payments, the Company shall make a series of payments due as follows: $200,000 on or before fifteen days following execution of the Second BSP Amendment and $1.8 million on or before fifteen days after May 11, 2009.  The terms of the agreement are otherwise unchanged.

Also on May 15, 2008, the Company entered into an amendment (the “Second GE Amendment”) to the License Agreement by and between the Company and GE Healthcare AS (“GE”) dated as of June 1, 2006, as previously filed with the SEC with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006, and as amended on May 11, 2007, such amendment as previously filed with the SEC with the Company’s current report on Form 8-K as filed on May 11, 2007 (the “First GE Amendment”).  Under the First GE Amendment, the Company was due to make a series of payments due as follows: $1.5 million on June 1, 2007 and six (6) consecutive quarterly installments of $916,666.66 due on the first day of the third month of each calendar quarter, commencing on June 1, 2008.  The Second GE Amendment provides that, in lieu of these payments, the Company shall make a series of payments due as follows: $5.5 million due as of June 1, 2007, payable in two installments commencing on June 1, 2008, the first installment of $916,666.66 is due and payable on June 1, 2008 and the remaining installment is due and payable on October 1, 2009 in an amount consisting of (i) the amount of $4,583,333.34 in principal plus (ii) interest accruing on such principal amount from July 1, 2008 at the rate of 6% per annum until paid in full.  Notwithstanding the foregoing payments, upon receipt of regulatory approval by the U.S. Food and Drug Administration to market ImagifyTM in the United States, or the approval of a Marketing Authorization Application to market ImagifyTM in Europe, prior to September 1, 2010, any then remaining balance of the $4,583,333.34 (plus interest accrued to such date) payable as described above shall be immediately due and payable in full.  The terms of the agreement are otherwise unchanged.

Item 8.01              Other Events.

On May 20, 2008, Acusphere, Inc. (the “Company”) issued a press release announcing that it had completed the renegotiation of payment terms under certain intellectual property agreements such that payments due within the 12 month period ending March 31, 2009 have been reduced by $3.5 million and shifted out by the same amount to later in 2009. Under the revised payment terms, the Company now expects to make the following IP payments: approximately $1.1 million in the quarter ended June 30, 2008 and  approximately $0.8 million in the quarter ended September 30, 2008.  All other intellectual property payments, including accrued interest, are due on or after May 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Patent Transfer Agreement by and between the Company and Bayer Schering Pharma AG, dated as of May 15, 2008

10.2	Second Amendment to License Agreement by and between the Company and GE Healthcare AS, dated as of May 15, 2008

99.1	Press Release dated May 20, 2008, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: May 20, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Patent Transfer Agreement by and between the Company and Bayer Schering Pharma AG, dated as of May 15, 2008

10.2	Second Amendment to License Agreement by and between the Company and GE Healthcare AS, dated as of May 15, 2008

99.1	Press Release dated May 20, 2008, filed herewith